                                 ARTER & HADDEN LLP
                            1717 Main Street, Suite 4100
                                Dallas, Texas  75201
                                Tel:  (214) 761-2100
                                Fax:  (214) 741-7139




                                  August 6, 1999



bright-technologies.com, inc.
7325 Oswego Road
Liverpool, New York 13090

     Re: Offering of up to 1,800,000 Shares of Common Stock of bright-technologies.com, inc.

Ladies and Gentlemen:

     On May 17, 1999, bright-technologies.com, inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (Registration Statement No. 333-78649) on Form SB-2 under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement (the "Registration Statement") relates to the offering (the "Offering") by the Company of up to 1,800,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement, and you have requested our opinion with respect to certain legal aspects of the Offering.

     In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company; (ii) copies of resolutions of the Board of Directors of the Company authorizing the Offering, the issuance of the Shares and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based on the foregoing examination and subject to the comments and assumptions noted below, we are of the opinion that the Shares have been duly authorized for issuance and, when issued by the Company against payment therefor, will be validly issued, fully paid and nonassessable.

bright-technologies.com, inc.
August 6, 1999
Page 2


     This opinion is limited in all respects to the corporate law of the State of Delaware as in effect on the date hereof.

     This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                    /s/ Arter & Hadden LLP
                                   ARTER & HADDEN LLP